Exhibit 99.1


                FEDERATED DEPARTMENT STORES, INC.

                   Consolidated Balance Sheets
                           (Unaudited)

                           (millions)

                                   October 28,     January 29,    October 30,
                                      2000            2000           1999
ASSETS:
 Current Assets:
  Cash                                $   303             218        $   595
  Accounts receivable                   3,826           4,313          3,731
  Merchandise inventories               5,045           3,589          4,741
  Supplies and prepaid expenses           269             230            269
  Deferred income tax assets              255             172            162
   Total Current Assets                 9,698           8,522          9,498

 Property and Equipment - net           6,808           6,828          6,739
 Intangible Assets - net                  913           1,735          1,771
 Other Assets                             627             607            551

   Total Assets                       $18,046         $17,692        $18,559

LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current Liabilities:
  Short-term debt                     $ 2,593         $ 1,284        $ 2,078
  Accounts payable and accrued
    liabilities                         3,859           3,043          3,688
  Income taxes                              3             225             84
   Total Current Liabilities            6,455           4,552          5,850

 Long-Term Debt                         4,033           4,589           4,658
 Deferred Income Taxes                  1,485           1,444           1,345
 Other Liabilities                        548             555             582
 Shareholders' Equity                   5,525           6,552           6,124

   Total Liabilities and
     Shareholders' Equity             $18,046         $17,692         $18,559